UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 510

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2013, CornerWorld Corporation (the “Company” or “CornerWorld”) entered into Amendment Number 4 (“Amendment 4”) to its promissory note to Scott N. Beck dated March 30, 2011 (the “Note”). Amendment 4 deferred any principal or interest payments on the Note until May 31, 2014 and reduced the interest rate to 6.25%. The outstanding principal balance of the Note remains $338,958. Amendment 4 is attached hereto as Exhibit 10.1and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2013, the Company amended its employment agreement with Scott N. Beck, the Company’s Chief Executive Officer (“Beck Amendment No. 5”). Beck Amendment No. 5 modified Mr. Beck’s employment agreement, originally dated July 28, 2011, to set his annual base salary to $18,000 per year effective November 1, 2013 and to waive any bonuses related to the recent sale of the Company’s operating subsidiary S Squared, LLC DBA Ranger Wireless Solutions, LLC. A copy of Beck Amendment No. 5 as well as a complete copy of Mr. Beck’s amended and restated employment agreement are attached hereto as Exhibit 10.2 and 10.3, respectively and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 4 to Promissory Note dated as of March 30, 2011 between CornerWorld Corporation and Scott Beck

10.2	Amendment Number 5 to Employment Agreement dated as of July 28, 2011 between CornerWorld Corporation and Scott Beck.

10.3	Amended and Restated Employment Agreement dated as of July 28, 2011 between CornerWorld Corporation and Scott Beck.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: November 6, 2013	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer